UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024

TIMBER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37411	59-3843182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Mountainview Road, Suite 100

Warren, NJ 07059

(Address of principal executive offices)

Registrant’s telephone number, including area code: (908) 636-7160

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below in Item 2.01 in this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 1.03	Bankruptcy or Receivership.

The information set forth below in Item 2.01 in this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.03.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on November 17, 2023, Timber Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries (collectively with the Company, the “Debtors”) each filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under the caption and case number, In re Timber Pharmaceuticals, et al., Case No. 23-1187 (the “Chapter 11 Case”).

In connection with the Chapter 11 Case, on November 17, 2023, the Debtors, LEO Pharma A/S and LEO Spiny Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of LEO US Holding, Inc., a Delaware corporation (collectively with LEO Pharma A/S and LEO Spiny Merger Sub, Inc., “LEO”) entered into a “stalking horse” asset purchase agreement (the “Stalking Horse Agreement”). Pursuant to the terms of the Stalking Horse Agreement. the Debtors agreed to sell substantially all of the assets of the Company and its subsidiaries, including TMB-001, to LEO (the “Asset Sale”), for a purchase price of $14.35 million (the “Purchase Price”) plus the assumption of certain liabilities, subject to approval by the Bankruptcy Court and other agreed-upon conditions.

On January 22, 2024, the Bankruptcy Court entered an order authorizing the Asset Sale pursuant to the terms of the Stalking Horse Agreement.

On January 22, 2024, the Debtors and LEO closed the Asset Sale contemplated by the Stalking Horse Agreement, thereby completing the disposition of the substantially all of the assets of the Company and its subsidiaries, including TMB-001.

In connection with the closing of the Asset Sale, the Purchase Price was paid by LEO, inter alia, through a credit bid of all outstanding obligations owed under the DIP Loan Agreement (as defined in the Stalking Horse Agreement) in the principal amount of $13.9 million (plus outstanding interest and fees owed thereunder). Accordingly, as of the closing of the Asset Sale, the DIP Loan Agreement was deemed satisfied and paid in full.

Each of the foregoing descriptions of the Stalking Horse Agreement and DIP Credit Agreement in this Current Report on Form 8-K does not purport to be complete and is subject and qualified in its entirety by reference to the full text of the Stalking Horse Agreement and the DIP Credit Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on November 17, 2023 and are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the closing of the Asset Sale, each of John Koconis, Chief Executive Officer, President and Chairman of the Board, and Joseph Lucchese, Chief Financial Officer, Treasurer and Secretary, resigned from their respective executive officer and other employment positions they held with the Company and the Company’s subsidiaries, as applicable, and assumed employment positions with LEO Spiny Merger Sub, Inc.

Also effective as of the closing of the Asset Sale, Alan Mendelsohn, Chief Medical Officer, no longer serves as Chief Medical Officer of the Company and any other positions with the Company’s subsidiaries, as applicable and has been offered employment with LEO Spiny Merger Sub, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBER PHARMACEUTICALS, INC.

/s/ Jeffrey T. Varsalone
	Name:	Jeffrey T. Varsalone
	Title:	Chief Restructuring Officer

Dated: January 22, 2024